The Registrant requests that the Registration
                              Statement become effective immediately upon filing pursuant to Securities Act Rule 462.

As filed with the Securities and Exchange Commission on October 16, 1997

                                                    Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                               FORM S-8
                         REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933


                     UNITED SECURITY BANCSHARES, INC.
          (Exact name of registrant as specified in its charter)


          Alabama                             6712               63-0843362
(State or other jurisdiction of    (Primary standard industrial  (I.R.S.
incorporation or organization)     classification code number)   employer
                                                                 identification
                                                                 number)

                              131 West Front Street
                                  P. O. Box 249
                            Thomasville, Alabama 36784
                                  (334) 636-5424
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                        United Security Bancshares, Inc.
                     Long Term Incentive Compensation Plan
                           (full title of the Plan)


                            JACK M. WAINWRIGHT, III
                     President and Chief Executive Officer

                       UNITED SECURITY BANCSHARES, INC.
                           131 West Front Street
                               P. O. Box 249
                         Thomasville, Alabama 36784
                               (334) 636-5424
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                                With a Copy to:

                               J. Michael Savage
                          Maynard, Cooper & Gale, P.C.
                            1901 Sixth Avenue North
                                  Suite 2400
                           Birmingham, Alabama  35203

                        CALCULATION OF REGISTRATION FEE


Title of Each                        Proposed       Proposed
Class of                             Maximum        Maximum        Amount
Securities         Amount            Offering       Aggregate      of
to be              to be             Price Per      Offering       Registration
Registered         Registered (1)    Unit (1)       Price (1)      Fee

Common Stock,                        $13.74
$.01 par value     60,000 shares     per share      $824,400       $250.00


(1) Estimated only for the purpose of calculating the registration fee. Such estimates have been calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933 and are based upon the book value of the offered securities at June 30, 1997.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by United Security Bancshares, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 are incorporated into this Registration Statement by reference:

     1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

     2. All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1996.

     3. The description of the Registrant's shares of Common Stock, par value $.01 per share (the "Common Stock"), contained in the Registration Statement filed by the Registrant to register such securities under the Securities Exchange Act of 1934, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified and superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     The Alabama Business Corporation Act (the "ABCA") gives Alabama corporations broad powers to indemnify their present and former directors and officers against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers. Subject to specific conditions and exclusions, the ABCA requires an Alabama corporation to indemnify directors and officers who successfully defend actions, and it permits a corporation to indemnify its directors and officers under other circumstances as the corporation deems appropriate, if certain statutory standards are met. The indemnification required and permitted under the ABCA is not exclusive of any other rights to which those indemnified may be entitled under any statute, provision of the articles of incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise. The ABCA also authorizes Alabama corporations to buy directors' and officers' liability insurance.

     Although USB's By-laws are silent regarding director and officer indemnification, USB's current Amended and Restated Articles of Incorporation, as amended, mandate that USB shall indemnify its directors and officers in all cases expressly authorized under the ABCA in which the specified standards have been met. In general, the applicable standard is that the individual shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the director or officer has been successful in defending a proceeding, however, indemnification is mandatory without reference to any such standard. On the other hand, indemnification is not permitted with respect to litigation brought by or in the right of the corporation in which the officer or director is adjudged liable to the corporation or in connection with any proceeding in which the officer or director is adjudged liable on the basis that personal benefit was improperly received by him. This restriction does not apply, however, to the extent that the court in which the action is brought determines that such officer or director is entitled to indemnity for particular expenses.

     In addition, USB has entered into an Indemnification Agreement with each of its directors that provides indemnification to the fullest extent authorized by the law. These Indemnification Agreements, like the Articles of Incorporation, as amended, take advantage of the ABCA's provisions allowing for expansion upon statutory indemnification and are intended to provide the broadest rights of indemnification available under the ABCA.

     USB has in effect a directors' and officers' liability policy with Continental Insurance in the amount of $3,000,000. This policy provides for indemnification of USB's officers and directors against losses arising from claims asserted against them in their capacities as officers and directors, subject to limitations and conditions set forth in the policy.

     Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     The following exhibits are filed as part of this Registration Statement:

    4.1   (a)  Amended and Restated Articles of Incorporation of USB,
               incorporated herein by reference to the Exhibits to Form 10-Q for the Quarter ended June 30, 1995.

          (b) Articles of Amendment to the Amended and Restated Articles of Incorporation of USB, incorporated herein by reference to the Exhibits to Form 10-Q for the Quarter ended June 30, 1997.

    4.2   (a)  Bylaws of USB, incorporated herein by reference to the
               Exhibits to Form 10-K for the year ended December 31, 1987.

          (b) Amendments to the Bylaws of USB, incorporated herein by reference to the Exhibits to Form 10-Q for the Quarter ended June 30, 1997.


      5   Opinion of Maynard, Cooper & Gale, P.C.

   23.1   Consent of Smith, Dukes & Buckalew

   23.2   Consent of Maynard, Cooper & Gale, P.C. (included in Exhibit 5)

Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Registrant hereby undertakes that in the event that a claim for indemnification against such liabilities (other than the controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thomasville, State of Alabama, as of the 2nd day of October, 1997.

                              UNITED SECURITY BANCSHARES, INC.

                              By:/s/ Jack M. Wainwright, III
                                     Jack M. Wainwright, III
                                     President


  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack M. Wainwright, III and Larry Sellers, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of October 2, 1997.

     Signature                            Title



/s/ Jack M. Wainwright, III             President, Chief Executive
Jack M. Wainwright, III                 Officer, and Director
                                        (Principal Executive Officer)


/s/ Larry M. Sellers                    Treasurer (Principal Financial
Larry M. Sellers                        Officer, Principal Accounting
                                        Officer)


/s/ Dan Barlow                          Director
Dan Barlow


/s/ John Becton                         Director
John Becton


/s/ Linda Breedlove                     Director
Linda Breedlove

     Signature                       Title


/s/ Gerald P. Corgill                   Director
Gerald P. Corgill


/s/ Roy G. Cowan                        Director
Roy G. Cowan


/s/ John C. Gordon                      Director
John C. Gordon


/s/ William G. Harrison                 Director
William G. Harrison


/s/ Fred L. Huggins                     Director
Fred L. Huggins


/s/ Hardie B. Kimbrough                 Director
Hardie B. Kimbrough



James L. Miller                         Director



D. C. Nichols                           Director


/s/ Ray Sheffield                       Director
Ray Sheffield


/s/ Harold H. Spinks                    Director
Harold H. Spinks



James C. Stanley                        Director


/s/ Clarence Watters                    Director
Clarence Watters


/s/ Howard M. Whitted                   Director
Howard M. Whitted


/s/ Bruce N. Wilson                     Director
Bruce N. Wilson


/s/ Ernest F. Woodson, Jr.              Director
Ernest F. Woodson, Jr.